                                                                    EXHIBIT 99.1

                        VENTURA COUNTY NATIONAL BANCORP

                           INSTRUCTIONS AS TO USE OF
                        SUBSCRIPTION RIGHT CERTIFICATES

                               ----------------

             CONSULT THE INFORMATION AGENT, OR YOUR BANK OR BROKER, IF YOU HAVE ANY QUESTIONS AFTER READING THESE INSTRUCTIONS

                               ----------------

  The following instructions relate to the rights offering (the "Offering") by Ventura County National Bancorp, a California corporation (the "Company"), to the holders of its Common Stock, no par value (the "Common Stock"), as described in the Company's Prospectus dated May 11, 1995 (the "Prospectus"). Holders of record (the "Record Date Holder") of Common Stock at the close of business on May 10, 1995 (the "Record Date") are receiving one transferable
subscription right (each a "Right") for each      shares of Common Stock held
on the Record Date. Each Right entitles the holder thereof (the "Rights Holder") to subscribe for and purchase from the Company one share of Common Stock (the "Basic Subscription Privilege") at the subscription price (the
"Subscription Price") of $    . In lieu of fractional Rights, the aggregate
number of Rights issued to a Record Date Holder have been rounded up to the
next whole number. An aggregate number of up to       shares of Common Stock
(the "Underlying Shares") will be distributed in connection with the Offering.

  Subject to the proration and possible reduction described below, each Right also entitles any Record Date Holder exercising in full the Basic Subscription Privilege the right to subscribe for additional shares of Common Stock available after satisfaction of all subscriptions pursuant to the Basic Subscription Privilege (the "Oversubscription Privilege"). THE OVERSUBSCRIPTION PRIVILEGE MUST BE EXERCISED AT THE SAME TIME AS THE BASIC SUBSCRIPTION PRIVILEGE. THE OVERSUBSCRIPTION PRIVILEGE IS NOT TRANSFERABLE. Subject to the allocation and possible reduction described below, shares of Common Stock will be available for purchase pursuant to the Oversubscription Privilege only to the extent that any Underlying Shares are not subscribed for through the Basic Subscription Privilege. If the Underlying Shares not subscribed for through the Basic Subscription Privilege (the "Excess Shares") are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among those Record Date Holders exercising the Oversubscription Privilege in proportion to the respective numbers of shares each such Record Date Holder subscribes for pursuant to the Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any Record Date Holder being allocated a greater number of Excess Shares than such Holder subscribed for pursuant to the exercise of the Oversubscription Privilege, then each Record Date Holder will be allocated only that number of Excess Shares for which such holder oversubscribed, and the remaining Excess Shares will be allocated among all other Record Date Holders exercising the Oversubscription Privilege on the same pro rata basis as described above.

  The Subscription Price is payable in cash. See "The Rights Offering" in the Prospectus.

  The Rights will expire at 5:00 p.m. Pacific time on June 21, 1995, unless extended by the Company to a time not later than 5:00 p.m., Pacific time, on July 21, 1995 (in either case, the "Expiration Time"). It is anticipated that the Rights will trade on the Nasdaq National Market System.

  The number of Rights to which you are entitled is printed on the face of your Subscription Right Certificate. You should indicate your wishes with regard to the exercise, transfer or sale of your Rights by completing the appropriate form or forms on the reverse side of your Subscription Right Certificate and returning the Subscription Right Certificate to the Subscription Agent in the envelope provided. Once a Rights Holder has properly exercised the Basic Subscription Privilege or the Oversubscription Privilege, such exercise may not be revoked.

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  YOUR SUBSCRIPTION RIGHT CERTIFICATE OR NOTICE OF GUARANTEED DELIVERY MUST BE
RECEIVED BY THE SUBSCRIPTION AGENT AND PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY UNCERTIFIED CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, AT OR BEFORE 5:00 P.M. PACIFIC TIME, ON JUNE 21, 1995. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT.

  1. SUBSCRIPTION PRIVILEGES.

  To Exercise Rights. To exercise your Rights, complete Form 1 of your Subscription Right Certificate and send to the Subscription Agent your properly completed and executed Subscription Right Certificate together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege. Payment of the Subscription Price must be made for the full number of Underlying Shares being subscribed for (a) by check or bank draft drawn upon a U.S. bank, or postal, telegraphic or express money order, in each case, payable to First Interstate Bank of California, as Subscription Agent, or (b) by wire transfer of funds to the account maintained by the Subscription Agent for such purpose of accepting subscriptions at Mellon Bank, Pittsburgh, Pennsylvania #17, ABA No. 043000261, Reorg. Account-100-2331-VCNB, Attention:
Evelyn O'Connor (with Subscriber's name). The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank, or of any postal, telegraphic or express money order or (iii) receipt of collected funds in the Subscription Agent's account designated above. IF PAYING BY UNCERTIFIED CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, RIGHTS HOLDERS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION TIME TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BEFORE THE EXPIRATION TIME AND ARE URGED TO CONSIDER, IN THE ALTERNATIVE, PAYMENT BY MEANS OF CERTIFIED CHECK, BANK DRAFT, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

  If you exercise less than all of the Rights evidenced by your Subscription Right Certificate by so indicating on Form 1 of your Subscription Right Certificate, the Subscription Agent will either (i) issue to you a new Subscription Right Certificate representing the remaining Rights, (ii) if you so indicate on Form 2 of your Subscription Right Certificate, issue a new Subscription Right Certificate to a designated transferee, or (iii) if you so indicate on Form 3 of your Subscription Right Certificate, attempt to sell such unexercised Rights for your account. If no indication is made, the Subscription Agent will issue to you a new Subscription Right Certificate evidencing the unexercised Rights. If you choose, however, to have a new Subscription Right Certificate sent to you or a designated transferee, any such new Subscription Right Certificate may not be received in sufficient time to permit you or the designated transferee to sell or exercise the Rights evidenced thereby. Moreover, a new Subscription Right Certificate will be issued to a submitting Rights Holder, or to any designated transferee, upon the partial exercise or sale of Rights only if the Subscription Agent received a properly endorsed Subscription Right Certificate no later than 5:00 p.m., Pacific time, on June 16, 1995. After such time and date, no new Subscription Right Certificates will be issued.

  A new Subscription Right Certificate will be sent by first class mail to the submitting Rights Holder, or to any designated transferee, only if the Subscription Agent receives the properly completed Subscription Right Certificate by 5:00 p.m Pacific time, on June 16, 1995. Unless the submitting Rights Holder, or designated transferee, makes other arrangements with the Subscription Agent, a new Subscription Right Certificate received by the Subscription Agent after 5:00 p.m. Pacific time on June 13, 1995 will be held for pick-up by the Submitting Rights Holder, or designated transferee, at the Subscription Agent's hand delivery address provided in paragraph 2 below. All deliveries of newly issued Subscription Right Certificates will be at the risk of the submitting Rights Holder, or designated transferee.

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  If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the Subscription Price for the number of Rights that you have indicated are being exercised, then you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of Rights which may be exercised for the aggregate payment delivered by you and, to the extent that the aggregate payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights evidenced by the Subscription Right Certificate(s) delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised the Oversubscription Privilege to purchase, to the extent available, that number of whole Excess Shares equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price and any amount remaining after such division shall be returned to you.

  To Exercise Rights through a Nominee. If you wish to have your bank, broker or other nominee exercise some or all of your Rights, you must complete Forms 1 and 2 of your Subscription Right Certificate, providing clear direction as to how many Rights are to be exercised and what action a should be taken in regards to any unexercised Rights. Banks, brokers and other nominees who exercise the Oversubscription Privilege on behalf of the beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, by delivery to the Subscription Agent of a Nominee Holder Oversubscription Certification in the form available from the Subscription Agent or the Information Agent, the aggregate number of Rights as to which the Oversubscription Privilege are being exercised and the number of Underlying Shares thereby subscribed for by each beneficial owner of Rights on whose behalf such nominee holder is acting.

  To Exercise Rights if Subscription Right Certificate Might Not Properly Reach the Subscription Agent Prior to the Expiration Time. You may cause a written guarantee substantially in the form of Exhibit A to these Instructions (the "Notice of Guaranteed Delivery") from a member firm of an approved Signature Guarantee Medallion Program (an "Eligible Institution"), to be received by the Subscription Agent at or prior to the Expiration Time; payment in full of the applicable Subscription Price may be made separately as long as said payment is also received by the Subscription Agent at or prior to the Expiration Time. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Subscription Right Certificate and the number of Underlying Shares being subscribed for pursuant to the Basic Subscription Privilege and being subscribed for, if any, pursuant to the Oversubscription Privilege, and the Eligible Institution must guarantee the delivery to the Subscription Agent of your properly completed and executed Subscription Right Certificate(s) evidencing those Rights within two (2) Trading Days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Right Certificate(s) must be received by the Subscription Agent within two (2) Trading Days following the date of the Notice of Guaranteed Delivery relating thereto. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Information Agent.

  Limitation on Subscription Privileges. The Company will not be required to issue Underlying Shares pursuant to the Offering to any Rights Holder who, in the Company's sole judgment and discretion, is required to obtain prior clearance, approval or nondisapproval from any state or Federal bank regulatory authority to own or control such shares unless, prior to the Expiration Time, evidence of such clearance, approval or nondisapproval has been provided to the Company. Further, the Company will not be required to issue to any Rights Holder, if in the sole judgment and discretion of the Company, such action is necessary to reduce the risk that certain tax benefits will be subject to the limitations under Section 382 of the Internal Revenue Code of 1986, as amended (the "Code") or to reduce the risk of any other adverse tax consequence to the Company. If the Company elects not to issue shares in such case, such shares will become available to satisfy subscriptions pursuant to the Oversubscription Privilege. See "The Rights Offering--Tax Limitation" and "The Rights Offering-- Regulatory Limitation" in the Prospectus.

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  2. THE SUBSCRIPTION AGENT AND THE INFORMATION AGENT.

  The address and telephone and telecopier numbers of the Subscription Agent are as follows:

                      FIRST INTERSTATE BANK OF CALIFORNIA
                              General Information:
                                 1-800-522-6645

          By Mail         Facsimile Transmission         By Hand or
      P.O. Box 4177             Copy Number          Overnight Courier:
     Woodland Hills,           201-296-4062        15821 Ventura Boulevard
    California 91365                                      Suite 670
                                                     Encino, California
                                                             or
                                                        120 Broadway
                                                         13th Floor
                                                     New York, New York

  The address and telephone number of the Information Agent are as follows:

                                 CHEMICAL BANK
                              450 West 33rd Street
                                Fifteenth Floor
                            New York, New York 10001
                                 1-800-421-0708

  3. ISSUANCE AND DELIVERY OF STOCK CERTIFICATES, ETC.

  The following issuances, deliveries and payments will be made to you at the address shown on the face of your Subscription Right Certificate unless you provide special payment, issuance or delivery instructions to the contrary by completing the applicable part of Form 4 of your Subscription Right Certificate. See "The Rights Offering--Subscription Privileges" in the Prospectus.

  Common Stock Certificates. Subject to satisfaction of the Minimum Condition, the Subscription Agent will issue and mail in accordance with the instruction of the exercising Rights Holder, a certificate representing Underlying Shares purchased pursuant to the valid exercise of Rights, as soon as practicable after the Expiration Time and all prorations and reductions contemplated by the Offering have been effected. See "The Rights Offering--Subscription Privileges" in the Prospectus.

  Refunding of Excess Payments. As soon as practicable after the Expiration Time and after all prorations and possible reductions contemplated by the terms of the Offering have been effected, the Subscription Agent will return by mail without interest or deduction to each Rights Holder exercising the Oversubscription Privilege any excess funds received in payment of the Subscription Price for Underlying Shares that were subscribed for by such Rights Holder but not allocated to such Rights Holder pursuant to the Oversubscription Privilege.

  Proceeds from the Sale of Rights. Promptly following any sale of the Rights through the Subscription Agent, the Subscription Agent will send the Rights Holder a check for the proceeds from the sale of any Rights sold by the Subscription Agent on behalf of such Rights Holder, less any applicable brokerage commissions, taxes and other direct expenses of sale. The Company will pay the fees charged by the Subscription Agent for effecting such sales.

  4. TO SELL OR TRANSFER RIGHTS.

  Sale of Rights through a Bank, Broker or Other Nominee. To sell or transfer all Rights evidenced by a Subscription Right Certificate through your bank, broker or other nominee, so indicate on Form 2 of your

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Subscription Right Certificate and deliver your properly completed and executed
Subscription Right Certificate to your bank or broker. Your Subscription Right Certificate should be delivered to your bank or broker in sufficient time for the Rights to be sold. If Form 2 of your Subscription Right Certificate is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the Subscription Right Certificate as the absolute owner of all of the Rights evidenced by such Subscription Right Certificate for all purposes, and the Subscription Agent will not be affected by any notice to the contrary. Because your bank or broker cannot issue Subscription Right Certificates, if you wish to sell less than all of the Rights evidenced by a Subscription Right Certificate, either your bank or broker must instruct the Subscription Agent as to the action to be taken with respect to the Rights that are not to be sold, or your bank or broker must first have your Subscription Right Certificate divided into Subscription Right Certificates evidencing the appropriate numbers of Rights by following the instructions in Paragraph 5 below.

  Transfer of Rights to a Designated Transferee. To sell or transfer all of your Rights to a transferee other than a bank or broker, you must complete Form 2 of your Subscription Right Certificate in its entirety, execute the Subscription Right Certificate and have your signature guaranteed by a bank, broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer, government securities broker, credit union, national securities exchange, registered securities association, or clearing agency or savings association under an approved Signature Guarantee Medallion Program (an "Eligible Guarantor Institution"). A Subscription Right Certificate that has been properly transferred in its entirety may be exercised by a new Rights Holder without having a new Subscription Right Certificate issued. To exercise, or otherwise take action with respect to, such a transferred Subscription Right Certificate, the new Rights Holder should deliver the Subscription Right Certificate, together with payment of the applicable Subscription Price and complete separate instructions signed by the new Rights Holder to the Subscription Agent in sufficient time to permit the Subscription Agent to take the desired action. The new Rights Holder may not exercise the Oversubscription Privilege. The new Rights Holder may be subject to the prorations and possible reductions described in paragraph 1 above. Only the Subscription Agent can issue Subscription Right Certificates. However, you may transfer a portion of the Rights evidenced by a single Subscription Right Certificate (but not fractional Rights) by delivering to the Subscription Agent a Subscription Right Certificate properly endorsed for transfer, with instructions to register that portion of the Rights indicated therein in the name of the transferee and to issue a new Subscription Right Certificate to the transferee evidencing the transferred Rights. In that event, a new Subscription Right Certificate evidencing the balance of the Rights will be issued to you or, if you so instruct, to an additional transferee, or will be sold by the Subscription Agent in the manner described in this Paragraph 4 upon appropriate instruction from you. Alternatively, you may divide your Subscription Right Certificate into Subscription Right Certificates evidencing appropriate numbers of Rights for transfer by following the instructions in Paragraph 5 below.

  If you wish to transfer all or a portion of your Rights (but not fractional Rights), you should allow a sufficient amount of time prior to the Expiration Time for (i) the transfer instructions to be received and processed by the Subscription Agent, (ii) new Subscription Right Certificates to be issued and transmitted to the transferee(s), with respect to transferred Rights, and to you with respect to retained Rights, if any, and (iii) the Rights evidenced by the new Subscription Right Certificates to be exercised or sold by the recipients thereof. Such amount of time could range from four to six business days, depending upon the method by which delivery of the Subscription Right Certificates and payment is made and the number of transactions which you instruct the Subscription Agent to effect. Neither the Company nor the Subscription Agent will have any liability to a transferee or transferor of Rights if Subscription Right Certificates are not received in time for exercise or sale prior to the Expiration Time.

  Sale of Rights through the Subscription Agent. To sell some or all of your Rights evidenced by the Subscription Right Certificate through the Subscription Agent, you must complete Form 3 of your Subscription Right Certificate in its entirety, execute the Subscription Right Certificate and deliver the Subscription Right Certificate to the Subscription Agent. Your Subscription Right Certificate should be delivered to the Subscription Agent in sufficient time for it to be sold and exercised. Orders to sell Rights

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must be received by the Subscription Agent at or prior to 5:00 p.m., Pacific time, on June 13, 1995. If only a portion of the Rights evidenced by a single Subscription Right Certificate is to be sold by the Subscription Agent, that Subscription Right Certificate must be accompanied by instructions setting forth the action to be taken with respect to the Rights that are not to be sold. The Subscription Agent's obligation to execute orders is subject to its ability to find buyers. If the direct expenses of sale would exceed the sale price on a given day, the Subscription Agent will not sell the Rights. If the Rights cannot be sold by the Subscription Agent by the Expiration Time they will expire unexercised. Promptly following any sale of your Rights through the Subscription Agent, the Subscription Agent will send a check for the proceeds from the sale of any Rights sold, less any applicable brokerage commissions, taxes and other direct expenses of sale. If you wish to sell Rights through the Subscription Agent, you should also complete the Substitute Form W-9 attached to the Subscription Right Certificate and referred to in Paragraph 9 below. THERE CAN BE NO ASSURANCE THAT THE SUBSCRIPTION AGENT WILL BE SUCCESSFUL IN EXECUTING ORDERS TO SELL RIGHTS. ANY RIGHTS WHICH THE SUBSCRIPTION AGENT IS UNABLE TO SELL BEFORE THE EXPIRATION TIME WILL EXPIRE VALUELESS.

  5. TO DIVIDE A SUBSCRIPTION RIGHT CERTIFICATE.

  To have your Subscription Right Certificate divided into two or more Subscription Right Certificates, evidencing the same aggregate number of Rights, send your Subscription Right Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to the Subscription Agent, allowing a sufficient amount of time for new Subscription Right Certificates to be issued and returned so they can be used prior to the Expiration Time. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Guarantor Institution (as defined in paragraph 4) if any of the new Subscription Right Certificates are to be issued in a name other than that in which the original Subscription Right Certificate was issued. Subscription Right Certificates may not be divided into fractional Rights, and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new Subscription Right Certificates in time to enable the Rights Holder to complete a sale or exercise by the Expiration Time. Neither the Company nor the Subscription Agent will be liable to either a transferor or transferee for any such delays.

  6. SIGNATURES.

  Execution by Rights Holder. The signature on the Subscription Right Certificate must correspond with the name of the Rights Holder exactly as it appears on the face of the Subscription Right Certificate without any alteration or change whatsoever. Persons who sign the Subscription Right Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Company in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

  Execution by Person Other than Rights Holder. If the Subscription Right Certificate is executed by a person other than the Rights Holder named on the face of the Subscription Right Certificate, proper evidence of authority of the person executing the Subscription Right Certificate must accompany the same unless, for good cause, the Company dispenses with proof of authority.

  Signature Guarantees. Unless your Subscription Right Certificate (i) provides that the Underlying Shares to be issued pursuant to the exercise of the Rights represented thereby are to be issued to you or (ii) is submitted for the account of an Eligible Institution (as defined in paragraph 1), your signature on each Subscription Right Certificate must be guaranteed by an Eligible Guarantor Institution (as defined in paragraph 4).

  7. METHOD OF DELIVERY.

  The method of delivery of Subscription Right Certificates and payment of the Subscription Price to the Subscription Agent will be at your election and risk, but, if sent by mail, you are urged to send such materials

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by registered mail, properly insured, with return receipt requested, and are urged to allow a sufficient number of days to ensure delivery to the Subscription Agent and, if you are paying by uncertified check, the clearance of payment of the Subscription Price prior to the Expiration Time. Because uncertified checks may take at least five business days to clear, you are strongly urged to consider payment by means of certified check, cashier's check, money order or wire transfer.

  8. LOST, STOLEN, DESTROYED OR MUTILATED SUBSCRIPTION RIGHTS CERTIFICATES.

  Upon receipt by the Company and the Subscription Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Subscription Right Certificate, and, in case of loss, theft or destruction, of indemnity and/or security satisfactory to them, in their sole discretion, and reimbursement to the Company and the Subscription Agent of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Subscription Right Certificate, if mutilated, the Subscription Agent will make and deliver a new Subscription Right Certificate of like tenor to the registered Rights Holder in lieu of the Subscription Right Certificate so lost, stolen, destroyed or mutilated. If required by the Company or the Subscription Agent, an indemnity bond must be sufficient in the judgment of each party to protect the Company, the Subscription Agent or any agent thereof from any loss which any of them may suffer if a lost, stolen, destroyed or mutilated Subscription Right Certificate is replaced. See Exhibit C.

  9. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY.

  In the case of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege (but not the Oversubscription Privilege) may be effected by instructing DTC to transfer Rights (such Rights being "DTC Rights") from the DTC account of the Rights Holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege. THE OVERSUBSCRIPTION PRIVILEGE IN RESPECT OF DTC RIGHTS MAY NOT BE EXERCISED THROUGH DTC. The holder of DTC Rights may exercise the Oversubscription Privilege in respect thereof by properly executing and delivering to the Subscription Agent, at or prior to the Expiration Time, a DTC Participant Oversubscription Exercise Form, in the form available from the Information Agent or the Subscription Agent, together with payment of the appropriate Subscription Price for the number of Excess Shares for which the Oversubscription Privilege is exercised.

  If a Notice of Guaranteed Delivery relates to Rights with respect to which exercise of the Basic Subscription Privilege will be made through DTC and such Notice of Guaranteed Delivery also relates to the exercise of the Oversubscription Privilege, a DTC Participant Oversubscription Exercise Form must also be received by the Subscription Agent in respect of such exercise of the Oversubscription Privilege at or prior to the Expiration Time.

  10. SUBSTITUTE FORM W-9.

  Each Rights Holder who elects either to exercise Rights or to have the Subscription Agent attempt to sell such Rights Holder's Rights should provide the Subscription Agent with a correct Taxpayer Identification Number on the Substitute Form W-9 attached to the Subscription Right Certificate. Additional copies of Substitute Form W-9 may be obtained upon request from the Information Agent or Subscription Agent. Failure to provide the information on the Substitute Form W-9 may subject such Rights Holder to a $50 penalty and to a 31% Federal income tax withholding with respect to (i) dividends that may be paid by the Company on shares of Common Stock purchased upon the exercise of Rights (for those Rights Holders exercising Rights) or (ii) funds to be remitted to Rights Holders in respect of Rights sold by the Subscription Agent (for those Rights Holders electing to have the Subscription Agent sell their Rights). For more information see "Important Tax Information" attached as Exhibit B hereto.

  11. TRANSFER TAXES.

  Except for the fees charged by the Subscription Agent (which will be paid by the Company as described in Paragraph 3 above), all commissions, fees and other expenses (including brokerage commissions and

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

transfer taxes) incurred in connection with the purchase, sale or exercise of Rights will be for the account of the Rights Holder, and none of such commissions, fees or expenses will be paid by the Company or the Subscription Agent.

  12. IRREGULARITIES.

  All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations will be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscription Right Certificates will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines, in its sole discretion. Neither the Company nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Right Certificates or incur any liability for failure to give such notification. The Company reserves the right to reject any exercise if such exercise is not in accordance with the terms of the Offering or not in proper form or if the acceptance thereof or the issuance of the shares of Common Stock pursuant thereto could be deemed unlawful.

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

                                                                  EXHIBIT A
                                                                  TO
                                                                  INSTRUCTIONS

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        SUBSCRIPTION RIGHTS CERTIFICATES

                                   ISSUED BY

                        VENTURA COUNTY NATIONAL BANCORP

  This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated May 11, 1995 (the "Prospectus") of Ventura County National Bancorp, a California corporation (the "Company"), if a holder of Rights cannot deliver the Subscription Right Certificate(s) evidencing the Rights (the "Subscription Right Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m. Pacific time on June 21, 1995, unless extended by the Company to a time not later than 5:00 p.m., Pacific time, on July 21, 1995 (in either case, the "Expiration Time"). This form must be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent, and must be received by the Subscription Agent at or prior to the Expiration Time. Properly completed and executed Subscription Right Certificate(s) relating to this Notice of Guaranteed Delivery must be received by the Subscription Agent within two (2) Trading Days following the date of this Notice of Guaranteed Delivery. See "The Rights Offering -- Exercise of Rights" in the Prospectus. Payment of the Subscription
Price of $           per share for each Underlying Share subscribed for
pursuant to the Basic Subscription Privilege and the Oversubscription Privilege must be received by the Subscription Agent in the manner specified in the Instructions as to Use of Subscription Right Certificates at or prior to the Expiration Time even if the Subscription Right Certificate evidencing such Right is being delivered pursuant to the procedure for guaranteed delivery thereof.

                           The Subscription Agent is:
                      FIRST INTERSTATE BANK OF CALIFORNIA

                      General Information: 1-800-522-6645

                                  Facsimile Transmission            By Hand or
         If by Mail:                   Copy Number:             Overnight Courier:
        P.O. Box 4177                  201-296-4062           15821 Ventura Boulevard
 Woodland Hills, California   Confirm Facsimile by Telephone:        Suite 670
            91365                      800-522-6645             Encino, California
                                                                        or
                                                                   120 Broadway
                                                                    13th Floor
                                                                New York, New York

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN THAT SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

  The undersigned represents that he or she is the holder of Subscription Right
Certificate(s) representing            Rights and that such Subscription Right
Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Pacific time on June 21, 1995, or such later time to which the Rights offering has been extended by the Company to a time not later than 5:00 p.m., Pacific time, on July 21, 1995 (in either case, the "Expiration Time"). Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for one Share of Common Stock per
Right with respect to            Rights represented by such Subscription Right
Certificate and (ii) the Oversubscription Privilege, to the extent that Excess Shares (as defined in the Prospectus) are available therefor, for an aggregate
of up to            Excess Shares. The undersigned understands that payment of
the Subscription Price of $     per share for each share of Common Stock
subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege must be received by the Subscription Agent at or before the Expiration Time, and represents that such payment, in the aggregate
amount of $          , either (check appropriate box(es)):

  [_] is being delivered to the Subscription Agent concurrently herewith in the manner set forth below; or

  [_] has been delivered separately to the Subscription Agent in the manner set forth below. (check appropriate box and complete information relating thereto):

  [_] Wire transfer of funds directed to First Interstate Bank of California, c/o Mellon Bank, Pittsburgh, PA, #17, ABA # 043000261, Reorg. Account-100-2331-VCNB, Attn: Evelyn O'Connor
      Name of transferor institution ___________________________________________
      Date of transfer _________________________________________________________
      Federal Reference number (if available) __________________________________

  [_] Uncertified check payable to First Interstate Bank of California
      (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Rights holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)

      Name of maker _______________________________________________________

      Date of check _______________________________________________________

      Bank on which check is drawn ________________________________________

  [_] Certified check or bank draft payable to First Interstate Bank of California

      Name of maker _______________________________________________________

      Date of draft _______________________________________________________


  [_] Money order payable to First Interstate Bank of California

      Issuer of money order _______________________________________________

      Date of money order _________________________________________________

Signature(s) _________________________   Address ______________________________


______________________________________   ______________________________________


Name(s) ______________________________   ______________________________________
         PLEASE TYPE OR PRINT                      (INCLUDE ZIP CODE)


______________________________________   ______________________________________


______________________________________   Area Code and Tel. No(s). ____________


(IF SIGNATURE IS BY A TRUSTEE(S),        Subscription Right Certificate No(s).
EXECUTOR(S), ADMINISTRATOR(S),           (if available) _______________________
GUARDIAN(S), ATTORNEY(S)-IN-FACT,
AGENT(S), OFFICER(S), OF A
CORPORATION OR ANOTHER ACTING IN A
FIDUCIARY OR REPRESENTATIVE CAPACITY,
SUCH CAPACITY MUST BE CLEARLY
INDICATED ABOVE.)

                             GUARANTEE OF DELIVERY
    (NOT TO BE USED FOR SUBSCRIPTION RIGHT CERTIFICATE SIGNATURE GUARANTEE)

THE UNDERSIGNED, A MEMBER FIRM OF AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, GUARANTEES THAT THE UNDERSIGNED WILL DELIVER TO THE SUBSCRIPTION AGENT THE SUBSCRIPTION RIGHT CERTIFICATE(S) REPRESENTING THE RIGHTS BEING EXERCISED HEREBY, WITH ANY REQUIRED SIGNATURE GUARANTEES AND ANY OTHER REQUIRED DOCUMENTS, ALL WITHIN TWO (2) TRADING DAYS AFTER THE DATE HEREOF.

__________________________________    Date _____________________________ , 1995
          (NAME OF FIRM)


__________________________________    Address: ________________________________
      (AUTHORIZED SIGNATURE)

__________________________________   _________________________________________
               (NAME)                            (INCLUDE ZIP CODE)

__________________________________   _________________________________________
             (TITLE)                     (AREA CODE AND TELEPHONE NUMBER)


THE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE SUBSCRIPTION AGENT AND MUST DELIVER THE SUBSCRIPTION RIGHT CERTIFICATE(S) TO THE SUBSCRIPTION AGENT WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO SUCH INSTITUTION.

                                                                 EXHIBIT B
                                                                 TO
                                                                 INSTRUCTIONS

                           IMPORTANT TAX INFORMATION

  Under the U.S. Federal income tax law, (1) dividend payments that may be made by the Company on shares of Common Stock issued upon the exercise of Rights, and (2) payments that may be remitted by the Subscription Agent to Rights Holders in respect of Rights sold on such Rights Holders' behalf by the Subscription Agent, may be subject to backup withholding, and each Rights Holder who either exercises Rights or requests the Subscription Agent to sell Rights should provide the Subscription Agent (as the Company's agent, in respect of exercised Rights, and as payer in respect of Rights sold by the Subscription Agent) with such Rights Holders' correct taxpayer identification number on the Substitute Form W-9 in the Subscription Right Certificate. If such Rights Holder is an individual, the taxpayer identification number is his or her social security number. If the Subscription Agent is not provided with the correct taxpayer identification number in connection with such payments, the Rights Holder may be subject to a $50 penalty imposed by the Internal Revenue Service.

  Exempt Rights Holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and information reporting requirements. In general, for a foreign individual to qualify as an exempt recipient, the Rights Holder must submit a statement, signed under the penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Subscription Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

  If backup withholding applies, the Company or the Subscription Agent, as the case may be, will be required to withhold 31% of any such payments made to the Rights Holder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

PURPOSE OF SUBSTITUTE FORM W-9

  To prevent backup withholding, the Rights Holder is required to notify the Subscription Agent of his or her correct taxpayer identification number by completing the Substitute Form W-9 included as a part of the Subscription Right Certificate certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that such Rights Holder is awaiting a taxpayer identification number).

WHAT NUMBER TO GIVE THE SUBSCRIPTION AGENT

  The Rights Holder is required to furnish the Subscription Agent such Rights Holder's social security number or employer identification number. If the Rights are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

  GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help you determine the number to give the payer.

- ---------------------------------------------
                      GIVE THE NAME AND
 FOR THIS TYPE OF     SOCIAL SECURITY
 ACCOUNT              NUMBER OF--
- ---------------------------------------------
 1. Individual        The individual
 2.a. Two or more     The actual owner of the
      individuals     account or, if combined
      (joint          funds, the first
      account)        individual on the
                      account(1)
 3. Custodian         The minor(2)
    account number
    of a minor
    (Uniform Gift to
    Minors Act)
 4.a. The usual       The grantor-trustee(1)
      revocable
      savings trust
      (grantor is
      also trustee)
 b. The so-called     The actual owner(1)
    trust account
    that is not a
    legal or valid
    trust under
    State law
 5. Sole              The owner(3)
    proprietorship

                      GIVE THE NAME AND
FOR THIS TYPE OF      EMPLOYER IDENTIFICATION
ACCOUNT:              NUMBER OF--
- ---------------------------------------------
6. A valid trust,     Legal entity (do not
   estate or pension  furnish the
   trust              identification number of
                      the personal
                      representative or
                      trustee unless the legal
                      entity itself is not
                      designated in the
                      account title)(4)
7. Corporation        The corporation
8. Association,       The organization
   club, religious,
   charitable,
   educational or
   other tax-exempt
   organization
9. Partnership        The partnership
10. A broker or       The broker or nominee
    registered
    nominee
11. Account with the  The public entity
    Department of
    Agriculture in
    the name of a
    public entity
    (such as a State
    or local
    government,
    school district,
    or prison) that
    receives
    agricultural
    program payments
- ----------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner. You may also use an Employer Identification Number.
(4) List first and circle the name of legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or SS-4, Application for Employer Identification Number, at your local office of the Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:
  . A corporation
  . A financial institution
  . An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7)
  . The United States or any agency or instrumentality thereof
  . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof
  . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof
  . An international organization or any agency or instrumentality thereof
  . A dealer in securities or commodities registered in the United States or a possession of the United States
  . A real estate investment trust
  . A common trust fund operated by a bank under section 584(a)
  . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1)
  . An entity registered at all times under the Investment Company Act of
    1940
  . A foreign central bank of issue

Payment of dividends and patronage dividends not generally subject to backup withholding include the following:

  . Payments to nonresident aliens subject to withholding under section 1441 . Payments to partnerships not engaged in a trade or business in the United
    States and which have at least one nonresident partner
  . Payments or patronage dividends where the amount received is not paid in money
  . Payments made by certain foreign organizations
  . Payments made to a nominee

Payments of interest not generally subject to backup withholding include the following:
  . Payments of tax-exempt interest (including exempt-interest dividends under section 852)
  . Payments described in section 6049(b)(5) to nonresident aliens
  . Payments made by certain foreign organizations
  . Payments made to a nominee

Exempt payers described above should file the Substitute Form W-9 attached to the Subscription Right Certificate to avoid erroneous backup withholding. FILE THE FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations thereunder.

PRIVACY ACT NOTICE

Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE

                                                                  EXHIBIT C

                                                                  TO

                                                               INSTRUCTIONS

             AFFIDAVIT OF LOST, STOLEN, DESTROYED OR MUTILATED

                     SUBSCRIPTION RIGHT CERTIFICATE(S)

CERTIFICATE NO(s) _________ (if available) for _________ Rights to purchase

Common Stock of Ventura County National Bancorp

I am the lawful owner of the above-described representing Subscription Right Certificate(s) to purchase shares of Common Stock of Ventura County National
Bancorp (the "Company") at an exercise price of $         per share. The
Subscription Right Certificate(s) has (have) not been exercised, endorsed, cashed, negotiated, transferred, assigned or otherwise disposed of. I have made a diligent search for the Subscription Right Certificate(s) and have been unable to find it (them) and make this affidavit for the purpose of inducing the Company and First Interstate Bank of California to issue a new Subscription Right Certificate of like tenor, and hereby agree to surrender the Subscription Right Certificate(s) for cancellation should I, at any time, find the Subscription Right Certificate(s). In consideration of the receipt of a new Subscription Right Certificate(s), I agree to completely indemnify, protect and hold harmless the Company, First Interstate Bancorp, First Interstate Bank of California and any other party to the transaction (the "Obligees") from and against all loss, costs and damages, including court costs and attorneys' fees, which they may be subject to or liable for in respect of the cancellation of Subscription Right Certificate(s). The rights accruing to the Obligees under the preceding sentence shall not be limited by the negligence, inadvertence, accident, oversight or breach of any duty or obligation on the part of the Obligees or their respective officers, employees and agents or their failure to inquire into, contest or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or have occurred.

                                          PLEASE DATE AND SIGN BELOW:

                                          Dated: ___________________, 1995

                                          _____________________________________

                                               (Signature of Holder)

                                          _____________________________________

                                               (Signature of Holder)

  (Must be signed above by registered holder(s) or by person(s) authorized to receive the cash payments.)

                                      C-1